                                      LEASE

     LEASE, made and entered into this 31st day of December, 1979, with an effective date as of November 1, 1979, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, as Lessor, and KAYNAR MFG. DIVISION, MICRODOT MANUFACTURING INC., a Delaware corporation, as Lessee:

                              W I T N E S S E T H:

     Lessor, for and in consideration of the rents, conditions, terms and covenants herein specified to be paid, performed and kept by Lessee, does hereby lease, let, and demise to said Lessee, for the term hereinafter set forth, and Lessee does hereby lease and take from Lessor, the real estate, land, premises and improvements thereon located at 800 S. State College Boulevard, Fullerton, California, as described legally in Exhibit "A" attached hereto and made a part hereof, subject to all governmental regulations applicable thereto and all matters of public record relating thereto.
     LESSEE TO HAVE AND TO HOLD the same, together with all rights, privileges and appurtenances appertaining or belonging thereunto, for and during the term of twenty (20) years, said term commencing on November 1, 1979 and ending on October 31, 1999, unless sooner terminated pursuant to any provision hereof.

                              TERMS AND CONDITIONS
1.   RENT.

     Lessee covenants and agrees to pay to Lessor as annual rent for the leased premises the sum of $271,500 in lawful money of the United States of America, payable at such place as may be designated by Lessor in writing, in equal monthly installments of $22,625 in advance on the first day of each month throughout the term hereof. Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installments.

2.   RENT ADJUSTMENT.

     At the end of the fifth (5th) year, tenth (10th) year and fifteenth (15th) year of the term of this Lease, the rent specified in the preceding section shall automatically be adjusted based upon any increase that may occur in the Consumer Price Index for All Urban Consumers, all items, as published by the United States Department of Labor, Bureau of Labor Statistics for the Los Angeles-Long Beach-Anaheim Metropolitan Area ("Index"). Annual rent and monthly rent, as set out in the preceding section, shall be adjusted in the same percentage proportion as any increase in the Index that may occur between the Index as last published immediately preceding the commencement date of this Lease and the average for the Index as published for the six (6) months immediately preceding, as the case may be, the commencement of the sixth (6th), eleventh (11th) or sixteenth (16th) year of the term of this Lease, and Lessee shall pay any increased rent to Lessor without demand commencing with the first monthly installment of rent due, as the case may be, in the sixth (6th), eleventh (11th) or sixteenth (16th) year of the term; provided, however, that there shall be no reduction in rent at any time as a result of a downward movement in the Index.

3.   ASSIGNING AND SUBLETTING.

     Lessee shall not sublet the leased premises nor any part thereof, nor assign, transfer, nor hypothecate this

Lessee shall have the right to assign this Lease to a corporation with which it may merge or consolidate, to any parent or subsidiary of Lessee, or subsidiary of Lessee's parent, or to a purchaser of substantially all of Lessee's assets if the assignee executes an agreement required by Lessor by which the assignee assumes Lessee's obligations hereunder. No assignment, subletting or transfer of this Lease shall diminish, alter or prejudice the direct and primary liability of Lessee under this Lease and the covenants thereof.

4.   ADDITIONAL RENT.

     This Lease is what is commonly called a "net lease", it being understood that Lessor shall receive the rent set forth in Sections 1 and 2 free and clear of any and all other impositions, taxes, liens, charges or expenses of any nature whatsoever in connection with the ownership and operation of the premises. In addition to the rent reserved by Sections 1 and 2, Lessee shall pay to the parties respectively entitled thereto all impositions, insurance premiums, operating charges, maintenance charges, construction costs, and any other charges, costs and expenses which arise or may be contemplated under any provisions of this Lease during the term hereof. All of such charges, costs and expenses shall constitute additional rent, and upon the failure of Lessee to pay any of such costs, charges or expenses, Lessor shall have the same rights and remedies as otherwise provided in this Lease for the failure of Lessee to pay rent. It is the intention of the parties hereto that this Lease shall not be terminable for any reason by the Lessee, and that Lessee shall in no event be entitled to any abatement of or reduction in rent payable hereunder, except as herein expressly provided.

5.   REAL PROPERTY TAXES.

     Lessee agrees to pay promptly, as the same become due and are assessed and are, or become a lien during the term of this Lease, and Lessee agrees to exhibit to Lessor, on demand, receipts evidencing payment of all such taxes and assessments so payable by Lessee. All such taxes for the last year of the term hereof shall be equitably prorated between the parties as of the last day of the term of this Lease. It is expressly agreed, however, that Lessee shall not be obligated to pay any income tax, profits tax, excise tax or other similar tax or charge that may be payable by or chargeable to Lessor under any present or future law of the United States, the State of California, or any City or other local government authority except to the extent that Lessor can demonstrate that such taxes are in lieu of real property taxes and are in fact imposed upon the real estate. Nor shall Lessee be obligated to pay any inheritance, transfer, estate, succession or other similar tax or charge that may be payable under any present or future law of the United States or the said State, or imposed by any political or taxing subdivision thereof. Lessee may, in good faith and in a lawful manner, contest the propriety or legality of any tax, assessment or claim against said premises but all costs and expense incident to such contest shall be paid by Lessee and, in case any such tax, assessment or claim shall be adjudicated adversely to Lessee, then Lessee shall promptly pay and satisfy such tax, assessment or claim. In the event of any such contest by Lessee, Lessee shall indemnify Lessor against any loss or damage resulting therefrom and, if necessary to prevent a sale or other loss or damage to Lessor shall pay such tax, assessment or claim under the protest or take such other steps as may be necessary to prevent any such sale or any loss or damage to Lessor in connection therewith.

6.   UTILITIES.

     Lessee shall pay all charges for public utility services rendered to or on said demised premises during the term of this

7.   CONDITION OF PREMISES.

     Acceptance of possession of the herein demised premises by Lessee shall constitute an agreement by Lessee with Lessor that the demised premises are in good and tenantable condition and that Lessor has complied with each and every obligation on its part to be performed relating thereto. Lessee agrees that it will, at its own cost and expense, keep the demised premises and the improvements thereon and appurtenances thereto and every part thereof, except as hereinafter provided, in as good order, condition and repair as they shall be upon the commencement of the term of this Lease, reasonable and ordinary wear excepted, and except damage or destruction caused by condemnation proceedings, except as hereinafter provided. In the event Lessee shall fail to make or commence any repairs required to be made by it under the provisions of this Lease within thirty (30) days after notice from Lessor to do so, then Lessor may, at its option (but this provision shall not be deemed to create any obligation upon Lessor to do so nor in any manner affect the obligation of Lessee) enter upon said premises and repair the same, and the costs and expenses of such repairs, with interest, shall be included in the amount of rent payable on the next succeeding rental date.

8.   COMPLIANCE WITH LAW.

     Lessee covenants that, during the life of this Lease, in the use and occupation of the leased premises and the buildings, structures, fixtures and improvements thereon, and the sidewalks, alleys, streets and ways adjacent thereto, Lessee will comply with all covenants, conditions and restrictions of record and all applicable laws, ordinances and regulations of duly constituted public authorities now or the use thereof, whether or not any such laws, ordinances or regulations which may be hereafter enacted involve a change of policy on the part of the governmental body enacting the same. Lessee agrees to hold Lessor financially harmless (a) from the consequences of any violations of such laws, ordinances or regulations, and (b) from all claims for damages on account of injuries, death or property damage resulting from such violation.

     Lessee further agrees that it will not permit any unlawful occupation, business or trade to be conducted on said premises or any use to be made thereof contrary to any such law; ordinance or regulation.

9.   ALTERATIONS AND REPAIRS.

     Lessee, when not in default of performance of any of its obligations hereunder, shall have the right, during the term of this Lease from time to time, in such manner and to such extent as Lessor may in writing approve, (which consent shall be governed by paragraph 28 hereof) to alter or repair improvements now or hereafter located on the leased premises. All such alterations and repairs shall conform to the architectural and design configuration which now exists at the premises and shall enhance rather than impair the economic value of the improvements. Lessee shall, before commencing any alteration, addition or repair involving an expenditure of Fifty Thousand Dollars ($50,000) or more, if requested in writing to do so, furnish Lessor with plans and specifications or other detailed information covering such work, and furnish Lessor with lien and completion bonds to insure payment of the costs thereof. All such additions, repairs and alterations shall be and remain the property of Lessor.

     Lessor specifically approves the making, at such time or times as Lessee may elect, of any or all those repairs which Lessee may elect to make to the leased premises which are described in waives the requirement for lien or completion bonds in connection with said repairs.

     All signs and all fixtures and equipment which have been or may be installed, placed or attached in or about demised premises by Lessee shall always remain the property of Lessee and, upon termination by expiration of time or otherwise of this Lease, or at any prior time, Lessee may remove all or any of said signs, fixtures and equipment so installed, placed or attached; provided, however, that any damage caused to the demised premises by reason of
such removal shall be repaired and paid by Lessee.   Lessor may at the
termination of this Lease, at its option, require the removal by Lessee at the expense of Lessee of any signs, fixtures, equipment or other property installed, placed or attached to, in or about the demised premises by Lessee. Any property of Lessee not removed from the said premises prior to the termination of this Lease shall at the option of Lessor be deemed abandoned by Lessee and be and become the property of Lessor.

10.  LIENS.

     Lessee will not permit any mechanics', laborers' or materialmen's lien to stand against the demised premises for any labor or material furnished to Lessee or claimed to have been furnished to Lessee or to Lessee's agents, contractors or sublessees, in connection with the work of repair described in Exhibit B or work of any character performed or claimed to have been performed on said premises at the direction or sufferance of Lessee, provided, however, that Lessee shall have the right to contest the validity or amount of any such lien or claimed lien on the condition that Lessee shall give to Lessor such reasonable security as may be and one-half times the amount of such lien or claimed lien. On final determination of the lien or claim for lien the Lessee will immediately pay any judgment rendered with all proper costs and charges and shall have the lien released or judgment satisfied at Lessee's own expense.

11.  DAMAGE OR DESTRUCTION.

     In the event the improvements on the demised premises are damaged or destroyed, then Lessee shall repair and restore the improvements then owned by Lessor and this lease shall continue in full force and effect and Lessee shall commence such repair or rebuilding with reasonable diligence and shall prosecute and complete such repair and rebuilding with reasonable diligence, provided, however, that any delay in the completion of said repairs resulting from fire or other casualty, strikes, shortages of material or labor, governmental laws, rules and regulations, the elements or matters beyond the reasonable control of Lessee shall extend the time within which Lessee may complete said repairs or rebuilding by the period of such delay. There shall be no abatement of rental by reason of such damage or destruction or the time required to repair or rebuild. The net proceeds of any insurance maintained in force at the expense of Lessee, with the proceeds thereof payable to Lessor or any encumbrancer shall, except for any portion thereof required by any encumbrancer to pay current installments due on any encumbrance, be made available to Lessee to be applied to the cost and expense of repair or rebuilding the damage or destruction insured, subject to reasonable conditions and payable on the usual architect's. certificates, but Lessor or any encumbrancer holding said insurance proceeds may withhold until completion and the expiration of the period exist an amount reasonably necessary to insure completion of such repairs or destruction. Any amount required to complete such repair or rebuilding in excess of the insurance proceeds payable to Lessee hereunder shall be paid by Lessee before such insurance proceeds are used. If said net proceeds of insurance are not made available to Lessee as herein provided within thirty days after written demand therefor served upon Lessor or any encumbrancer holding said proceeds, Lessee may terminate this Lease and be released from its obligation to further repair or rebuild. The preceding sentence shall not apply to any portion of said insurance proceeds which may be withheld by Lessor or any encumbrancer until expiration of the period within which mechanics' or materialmen's liens may be filed as hereinbefore provided, unless and until the said period for liens has expired and the written demand provided for herein shall be served upon Lessor and any encumbrancer holding said insurance proceeds or any part thereof. The option of Lessee to terminate this Lease after said thirty day written demand may be exercised only if the funds demanded are properly then due Lessee under the terms of this Lease.

     Lessor, after the commencement of the term of this Lease, shall not be required to make any expenditures whatsoever in connection with this Lease, including the work of repair specified in Exhibit "B", or to make any alterations or repairs to maintain the demised premises in any way during the term hereof.

12.  INSURANCE.

     Lessee hereby agrees to indemnify and hold harmless Lessor, its subsidiaries, directors, officers, agents and employees from and against any and all damage, loss, liability any person or persons for damage, loss or expense due to, but not limited to, bodily injury, including death resulting anytime therefrom, and property damage sustained by such person or persons which arises out of, is occasioned by or in any way attributable to the use or occupancy of the demised premises and adjacent areas by the Lessee or otherwise, the acts or omissions of Lessee, its agents, employees or any contractors brought onto said premises by the Lessee, except that caused by the negligence or intentional or wilful misconduct of Lessor or its employees, agents customers and invitees. Such loss or damage shall include, but not be limited to, any injury or damage to Lessor's personnel (including death resulting anytime therefrom) or premises. Lessee agrees that the obligations assumed herein shall survive this Lease.

     Lessee hereby agrees to maintain in full force and effect at all times during the term of this Lease, at its own expense, for the protection of Lessee and Lessor, as their interest may appear, policies of insurance issued by a responsible carrier or carriers reasonably acceptable to Lessor which afford the following coverages:

     a)   Worker's Compensation         - Statutory
          Employer's Liability          - Not less
                                          than $100,000

          Comprehensive General         - Not less than
          Liability Insurance             $1,000,000
          including Blanket               Combined Single
          Contractual Liability           Limit for both
          Broad Form Property             bodily injury
          Damage, Personal Injury,        and property
          Completed Operations -          damage
          Product Liability,
          Fire Damage Legal.


     b) Fire and Extended Coverage, Vandalism and Malicious Mischief, and Sprinkler Leakage insurance, to cover both Lessor and Lessee as to their respective interests therein, for the full cost of replacement

     c) During the period of repairs described in Exhibit "B", Builder's All-Risk insurance naming Lessor as an additional insured and providing coverage in an amount not less than $1,000,000.

     Lessee may, elect to have reasonable deductibles in connection with all insurance specified above with the exception of public liability insurance.

     The Lessee shall deliver to Lessor at least thirty days prior to the time such insurance is first required to be carried by Lessee, and thereafter at least thirty days prior to expiration of such policy, Certificates of Insurance evidencing the above coverage with limits not less than those specified above. Such Certificates, with the exception of Worker's Compensation, shall name Lessor its subsidiaries, directors, agents and employees as additional insureds and shall, with the exception of public liability insurance, expressly provide that the interest of same therein shall not be affected by any breach by Lessee of any policy provision for which such Certificates evidence coverage. Further, all Certificates shall expressly provide that no less than thirty days prior written notice shall be given Lessor in the event of material alterations to or cancellation of the coverages evidenced by such Certificates.

     If, on account of the failure of Lessee to comply with the foregoing provisions, Lessor is adjudged a co-insurer by its insurance carrier, then any loss or damage Lessor shall sustain by reason thereof shall be borne by Lessee and shall be immediately paid by Lessee upon receipt of a bill thereof and evidence of such loss.

     Lessor makes no representation that the limits of liability specified to be carried by Lessee under the terms of this Lease are adequate to protect Lessee against Lessee's undertaking this Lease is insufficient, Lessee shall provide at its own expense, such additional insurance as Lessee deems adequate.

     Anything in the Lease to the contrary notwithstanding, Lessor and Lessee hereby waive and release each other of and from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the leased premises or the building thereon, personal property (building contents) within the building, any furniture, equipment, machinery, goods or supplies not covered by this Lease which Lessee may bring or obtain upon the leased premises or any additional improvements which Lessee may construct on the leased premises, by reason of fire, the elements or any other cause which could be insured against under the terms of standard fire and extended coverage insurance policies, regardless of cause or origin, including negligence of Lessor or Lessee and their agents, officers and employees. Because this paragraph will preclude the assignment of any claim mentioned in it by way of subrogation (or otherwise) to an insurance company (or any other person), each party to this Lease agrees immediately to give to each insurance company, written notice of the terms of the mutual waivers contained in this paragraph, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this paragraph. Lessee and Lessor each also waive and release the other, its agents, officers and employees, of and from any and all rights of recovery, claim, action or cause of action for any loss or damage insured against under any other policies of insurance carried by Lessee or Lessor as the case may be. Lessor agrees that Lessee shall adjust any insurance claim made under any of its policies in the event of a loss.

Without limiting the generality of the foregoing, damage to or destruction of any portion of all of the buildings, structures and fixtures upon the leased premises by fire, the elements or any other cause whatsoever, whether or not without fault on the part of Lessee, shall not terminate this Lease or entitle Lessee to surrender the leased premises, or entitle Lessee to any abatement of or reduction in rent payable by Lessee hereunder, except as specifically provided in this Lease, or otherwise affect the respective obligations of the parties hereto, any present or future law to the contrary notwithstanding.



14.  USE.

     Lessee shall have the right to use the leased premises for the purpose of manufacture and sale of parts and equipment for the aircraft industry or the manufacture and sale of any other products, provided such use is not injurious to the building and does not create a public hazard or nuisance.

15.  EMINENT DOMAIN.

     In the event the leased premises or any part thereof shall be condemned and taken by eminent domain, the Lease shall terminate as to the part taken, and all and any award or compensation arising from such condemnation shall be paid and belong to Lessor except any award for damage to fixtures and equipment of Lessee, which latter award shall belong to Lessee, and there shall be an abatement in rent payable after the actual taking and during the balance of the term hereof in the proportion that the floor area of the building on the demised premises taken bears to the total floor area of said building immediately prior to said taking. If such condemnation or taking results in the tak-not occupied by buildings, then Lessee may by notice within ten days after possession has been taken by the condemning authority terminate this Lease. In the event Lessee does not terminate, then Lessee shall repair any damage to the premises and improvements and the award shall be made available to Lessee for such purpose in the same manner as hereinabove provided with regard to proceeds of insurance.

16.  QUIET POSSESSION.

     Provided Lessee performs all its covenants, agreements, and obligations hereunder, Lessor covenants that Lessee shall have the peaceful and quiet enjoyment of the leased premises without let or hindrance on the part of Lessor and that Lessor will warrant and defend Lessee in the peaceful and quiet enjoyment of the leased premises against the lawful claims of all persons. All obligations of Lessee under this Lease are material and of equal importance.

17.  DEFAULTS.

     The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Lessee:

     a)   The vacating or abandonment of the Premises by Lessee.

     b) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of five days after this Lease to be observed or performed by Lessee, other than described in paragraph (b) above, where such failure shall continue for a period of 30 days after written notice hereof from Lessor to Lessee; provided, however, that if the nature of Lessee's default is such that more than 30 days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said 30-day period and thereafter diligently prosecutes such cure to completion.

18.  REMEDIES.

     In the event of any such default or breach by Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default or breach:

     a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorney's fees, and any real estate commission actually paid; and the worth at the time of award the amount of such rental loss for the same period that Lessee proves could be reasonably avoided. Unpaid installments of rent or other sums shall bear interest from the date due at the rate of 10% per annum. In the event Lessee shall have abandoned the Premises, Lessor shall have the option of (i) retaking possession of the Premises and recovering from Lessee the amount specified in this Section 18(a) or
          (ii) proceeding under Section 18(b).

     b) Maintain Lessee's right to possession in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the premises. In such event Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

     c) In the event of any such expiration, termination or repossession, then in addition to any other remedies available to the Lessor at law or in equity, Lessor shall have the immediate option to terminate this Lease and all rights of Lessee hereunder by giving written notice of such intention to terminate. In the event that Lessor shall elect to so terminate this Lease then Lessor may recover from Lessee:

          (i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

          (ii) the worth at the time of award of the amount by which the unpaid rent would have been earned after termination until the time of award exceeds the amount of such rental loss Lessee proves could have been reasonably avoided; plus

          (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, and

          (v) at Lessor's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

          As used in subparagraphs (i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the rate of ten (10%) percent per annum. As used in paragraph (iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one (1%) percent.

     d) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the State of California.

19.  ATTORNEY'S FEES.

     Reasonable attorney's fees and other expenses incurred by Lessor in enforcing any provision of this lease or in any action or proceeding in which Lessor is successful by reason of a default by Lessee or by anyone holding under Lessee, in complying with any requirement of this Lease shall be paid by Lessee and shall constitute additional rent for this Lease. In the event Lessee is successful in any action or proceeding between the parties hereto, reasonable attorney's fees and expenses of Lessee in any such action or proceeding may be added to the judgment therein.

20.  WAIVER.

     Except to the extent that Lessor may have otherwise agreed in writing, no waiver by Lessor of any breach by Lessee of any of its obligations, agreements or covenants hereunder shall be deemed to be a waiver of any subsequent or continuing breach of the same or

21.  INSPECTION.

     Lessor shall at all reasonable times during Lessee's business hours have access to the premises for the purpose of inspection or repair.

22.  HOLDING OVER.

     In the event Lessee holds over after the termination of this Lease, such holding over shall not be considered as or being a renewal of this Lease, and such holding over shall be construed to be a tenancy from month to month only at the same rental and under the same terms and conditions as are provided in this Lease.

23.  SUCCESSORS AND ASSIGNS.

     This Lease, subject to the provisions on assignment, shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto. Any transfer of this Lease, whether by Lessee or any assigns of Lessee by operation of law or by voluntary assignment, with or without the consent of Lessor, shall not diminish, alter or prejudice the direct and primary liability of Lessee under this Lease and the covenants thereof.

24.  ESTOPPEL CERTIFICATE.

     a) Lessee shall at any time upon not less than ten (10) days prior written notice from Lessor execute, acknowledge and deliver to Lessor a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, or specifying

     b) Lessee's failure to deliver such statement within such time shall be conclusive upon Lessee (i) that this Lease is in full force and effect, without modification except as may be represented by Lessor,
          (ii) that there are no uncured defaults in Lessor's performance, and
          (iii) that not more than one month's rent has been paid in advance.

     c) If Lessor desires to finance or refinance the Premises, or any part thereof, Lessee hereby agrees to deliver to any lender designated by Lessor such financial statements of Lessee as may be reasonably required by such lender. Such statements shall include the past three years' financial statements of Lessee. All such financial statements shall be received by Lessor in confidence and shall be used only for the purposes herein set forth.

25.  LESSOR'S LIABILITY.

     The term "Lessor" as used herein shall mean only the owner or owners at the time in question of the fee title of the premises. In the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligation thereafter to be performed, provided that (i) Lessor's grantee has assumed in writing, for the benefit of Lessee, Lessor's obligations under this Lease and said written assumption is delivered to Lessee, and (ii) any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns, only during their respective

                              TERMINATION OF LEASE
     The parties to this Agreement are The Prudential Insurance Company of America, a New Jersey corporation the (hereinafter the "Lessor") and Kaynar Mfg. Division, Microdot Manufacturing Inc., a Delaware corporation (hereinafter the "Lessee").

RECITALS:

     A. Frank A. Klaus, as landlord, and Kaynar Mfg. Co., Inc., as tenant, entered into a written Lease dated May 22, 1962, for the lease of certain premises therein (hereinafter the "Premises") located at 800 S. State College Blvd., Fullerton, California (hereinafter the "Lease").

     B. Lessor succeeded to all right, title and interest in said Lease held by Frank A. Klaus and Lessee succeeded to all right, title and interest in said Lease held by Kaynar Mfg. Co., Inc.

     C. Lessor and Lessee desire by this agreement to terminate the Lease, subject to the conditions and provisions hereinafter contained.

     D. Lessor and Lessee are simultaneously herewith entering into a new lease of the Premises.

TERMS:

     In consideration of the mutual agreements herein contained, the parties hereby agree as follows:

     1. The effective date of this agreement shall be 11:59 P.M. on October 31, 1979.

     2. On the effective date of this agreement and provided that the parties have executed and delivered simultaneously with this agreement a new lease of the Premises for a term of 20 years commencing on November 1, 1979, the Lease shall be fully and finally surrendered and terminated.

their respective obligations arising from or connected with the provisions of the Lease. This agreement shall fully and finally settle all demands, charges, claims, accounts, or causes of action of any nature, including, without limitation, both known and unknown claims and causes of action that arose out of or in connection with the Lease, and it constitutes a mutual release with respect to the Lease.

     4. Lessee acknowledges that Lessor is not holding any money or any form of security deposit on behalf of Lessee.

     5. Each party represents that it has not made any assignment, sublease, transfer, conveyance, or other disposition of the Lease, or interest in the Lease, or any claim, demand, obligation, liability, action, or cause of action arising from the Lease.

     6. The parties have read this agreement and the mutual releases contained in it, and on advice of counsel they have freely and voluntarily entered into the agreement.

     7. If either party commences an action against the other party arising out of or in connection with this agreement, the prevailing party shall be entitled to recover from the losing party reasonable attorneys' fees and costs of suit.

     8. This agreement shall be binding on and inure to the benefit of the parties and their successors.

     9. This agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     This agreement has been entered into by the parties as of December   ,
1979.

                              The Prudential Insurance Company
                                        of America


                              By:  /s/ illegible
                                 -----------------------------------------
                                        Vice President


                              By:  /s/ illegible
                                 -----------------------------------------
                                        Assistant Secretary

                                                                 LESSOR

                                      -22-
                  DESCRIPTION OF REAL PROPERTY CONTAINED IN LEASE

PARCEL 1.      That portion of the southwest quarter of Section 36, Township 3 south, Range 10 west, in the Rancho San Juan Cajon de Santa Ana, city of Fullerton, county of Orange, state of California, as per map recorded in book 51 page 7 of Miscellaneous Maps, in the office of the county recorder of said county, described as follows:

     Beginning at the southwest corner of said section 36; thence north 2201.38 feet along the west line of said section to the true point of beginning; thence north 89DEG. 37' 41" east 796.02 feet to the east line of the land described in the deed to Anna Bordate, recorded January 22, 1949 in book 1791 page 520 of Official Records; thence south 476.92 feet to the southeast corner of the land described in said deed to Anna Bordate; thence north 89DEG. 46' 00" west 796.01 feet along the south line of said land of Anna Bordate to a point on the west line of said section 36, northerly 1732.87 feet from the southwest corner of said section; thence north 468.51 feet to the true point of beginning.

Said land is shown on a map filed in book 34 page 36 of Record of Surveys, in the office of the county recorder of said county.

PARCEL 2.      That portion of the southwest quarter of section 36, Township 3 south, Range 10 west, in the Rancho San Juan Cajon de Santa Ana, city of Fullerton, county of Orange, State of California, as per map recorded in book 51 page 7 of Miscellaneous Maps, in the office of the county recorder of said county, described as follows:

          Beginning at the southwest corner of the land described as Parcel 1 in the deed to John F. Clark and wife, recorded June 5, 1952 in book 2338 page 114 of Official Records, said point being north 0DEG. 46' 15" west 1732.87 feet from the southwest corner of said section 36; thence north 89DEG. 27' 45" east 796.01 feet along the southerly line of said land to the easterly line of the land described in the deed to Dominica Crowther, a widow, recorded October 29, 1941 in book 1118 page 207 of Official Records; thence south 0DEG. 46' 15" east along said easterly line to the easterly prolongation of the north line of the south half of the southeast quarter of section 35, Township 3 South, Range 10 west, as said north line is shown on a map filed in book 29 page 17 of Record of Surveys, in the office of the county recorder of said county; thence south 89DEG. 28' 30" west along said easterly prolongation to the west line of said section 36; thence north 0DEG. 46' 15" west 411.74 feet to the point of beginning. EXCEPT the south 14.00 feet thereof.

Said land is shown on a map filed in book 34 page 36 of Record of Surveys, in the office of the county recorder of said county.


                                                              EXHIBIT "A" page 2